Sub-Item 77c

Matters Submitted to a Vote of Shareholders

A special meeting of the Funds’ shareholders was held on November 3, 2014 in order for shareholders to vote on two proposals:

The result of each vote accompanies the description of each matter.

1. Approval of a new investment advisory agreement between the Fund and Russell Investment Management Company, the Fund’s current investment adviser (“RIMCo”) (the “Post-Transaction Agreement”), as a result of a transaction involving the sale of RIMCo’s parent company (the “Transaction”).

Multi-Style Equity Fund

Vote:	Shares
For	23,833,206
Against	107,537
Abstain	637,083

Total	24,577,826

Aggressive Equity Fund

Vote:	Shares
For	15,218,351
Against	139,243
Abstain	388,963

Total	15,746,557

Non-U.S. Fund

Vote:	Shares
For	31,694,820
Against	167,563
Abstain	641,562

Total

32,503,945

Core Bond Fund

Vote:	Shares
For	72,964,911
Against	829,689
Abstain	1,408,744

Total	75,203,344

Global Real Estate Securities Fund

Vote:	Shares
For	44,882,930
Against	725,819
Abstain	834,184

Total	46,442,933

Moderate Strategy Fund

Vote:	Shares
For	9,688,474
Against	70,070
Abstain	784,504

Total	10,543,048

Balanced StrategyFund

Vote:	Shares
For	29,356,134
Against	214,913
Abstain	251,389

Total

29,822,436

Growth Strategy Fund

Vote:	Shares
For	18,806,238
Against	445,916
Abstain	674,630

Total	19,926,784

Equity Growth Strategy Fund

Vote:	Shares
For	5,170,890
Against	61,807
Abstain	0

Total	5,232,697

2.	Approval of a new investment advisory agreement between the Fund and RIMCo that reflects updated terms and, if approved by shareholders, will go into effect in lieu of the Post-Transaction Agreement following the Transaction or, if the Transaction is not consummated, will replace the Fund’s existing investment advisory agreement.

Multi-Style Equity Fund

Vote:	Shares
For	23,531,235
Against	461,524
Abstain	585,066

Total	24,577,825

Aggressive Equity Fund

Vote:

Shares

For	15,054,402
Against	227,020
Abstain	465,135

Total	15,745,557

Non-U.S. Fund

Vote:	Shares
For	31,453,272
Against	325,987
Abstain	724,687

Total	32,503,946

Core Bond Fund

Vote:	Shares
For	72,953,114
Against	76,546
Abstain	1,533,685

Total	75,203,345

Global Real Estate Securities Fund

Vote:	Shares
For	44,802,582
Against	765,033
Abstain	875,317

Total	46,442,932

Moderate Strategy Fund

Vote:	Shares
For	9,747,868
Against	2,840
Abstain	792,341

Total

10,543,049

Balanced StrategyFund

Vote:	Shares
For	29,314,808
Against	189,711
Abstain	317,917

Total	29,822,436

Growth Strategy Fund

Vote:	Shares
For	19,173,726
Against	74,995
Abstain	678,063

Total	19,926,784

Equity Growth Strategy Fund

Vote:	Shares
For	5,170,890
Against	61,807
Abstain	0

Total	5,232,697